Oil For America

Post Office Box 1154
Dickinson, ND 58602
Phone: 701-483-5982
Fax: 701-483-5984

April 17, 2008

Dan Bauer
President and CEO
Western Standard Energy Corp.
2 Sheraton Street
London W1F 8BH
United Kingdom

Re: Venture to Acquire Rocheford 27-1 Lodgepole Reef Prospect
Stark County, North Dakota - Memorandum of Intent

Dear Dan,

I propose the following as the terms of the Memorandum of Intent:

1. Oil For America has identified, using its proprietary geophoto analysis, the excellent Rocheford 27-1 Lodgepole Reef prospect in Stark County, North Dakota near existing Lodgepole production. Oil For America has high graded the Rocheford 27-1 Lodgepole Reef prospect using its proprietary geochemical method. At this time Oil For America can quickly acquire the Rocheford 27-1 Lodgepole Reef prospect, survey and begin bonding. Oil For America will acquire and assign the Rocheford 27-1 Lodgepole Reef prospect, and have it surveyed and prepare to bond the well for the cost of $22,690.

2. Western Standard Energy Corp. wishes to acquire the Rocheford 27-1 Lodgpole Reef prospect from Oil For America.

3. Subject to verification by a third party geologist of the potential oil and gas resources involved, Western Standard Energy Corp. will advance, within 7 days of this agreement, the $22,690 to Oil For America. Oil For America will proceed to quickly acquire the Rocheford 27-1 Lodgepole Reef prospect, have it surveyed and prepare to bond the well. It is expected that the landowners' royalties will be 17% and the leases will be 3 year paid up leases.

4. After the Rocheford 27-1 Lodgepole Reef prospect is acquired by lease by Oil For America, Oil For America will promptly assign the leases to Western Standard Energy Corp. subject only to the landowners' royalties and a back in working interest to Oil For America of 12 ½% after payout.

5. Western Standard Energy Corp. will have no obligation to drill either prospect, but in the event it does not drill the Lodgepole Reef prospects before the leases expire, Western Standard Energy Corp. will have no further rights to the Rocheford 27-1 Lodgepole Reef prospect.

If the Memorandum of Intent is correct, please indicate your agreement by executing the statement below returning a fax of the signed original to me.

Sincerely,

Robert J. Angerer, Sr.

Robert J. Angerer, Sr.
Manager
Oil For America, LLC

Western Standard Energy agrees with the terms of Memorandum of Intent.

____
Dan Bauer, President and CEO
Western Standard Energy Corp.